UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 20, 2005

HALLIBURTON COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-3492	No. 75-2677995
(Commission File Number)	(IRS Employer Identification No.)

1401 McKinney, Suite 2400, Houston, Texas	77010
(Address of Principal Executive Offices)	(Zip Code)

(713) 759-2600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.01.      Entry into a Material Definitive Agreement.

On January 20, 2005, the registrant entered into a Stockholder Agreement with DII Industries, LLC Asbestos PI Trust. The agreement relates to the holding and disposition of the 59.5 million shares of the registrant’s common stock that the trust acquired in connection with the plan of reorganization of certain of the registrant’s subsidiaries that had filed chapter 11 proceedings, as discussed in Item 3.02.

The agreement is attached to this report as Exhibit 10.1.

Item 3.02.      Unregistered Sales of Equity Securities.

On January 20, 2005, the registrant issued 59.5 million shares of its common stock, par value $2.50 per share, to one of its subsidiaries. These shares were ultimately contributed to a trust for the benefit of future asbestos claimants as contemplated by the plan of reorganization of certain of the registrant’s subsidiaries that had filed chapter 11 proceedings. The plan of reorganization became effective on January 20, 2005. In consideration for the issuance, the registrant received from one of its subsidiaries $148,750,000 in cash and a promissory note in the principal amount of $2,355,902,500 due January 20, 2035, with interest on the unpaid balance to be payable annually at the rate of 5% per annum commencing in 2006. The registrant issued the shares in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder. The 59.5 million shares are subject to the Stockholder Agreement described in Item 1.01.

As a result of the issuance of these new shares, the total number of shares of the registrant’s common stock outstanding is now approximately 504 million.

Item 8.01.   Other Events.

On January 25, 2005, the registrant announced that it has completed the funding of the asbestos and silica settlements for its subsidiaries that had filed chapter 11 proceedings. The registrant paid the final cash installment of the $2.775 billion used to fund the trusts for the benefit of current asbestos and silica claimants. In addition, as discussed in Item 3.02, the registrant issued 59.5 million shares of common stock that have been contributed for the benefit of future asbestos claimants. The plan of reorganization became effective on January 20, 2005.

The registrant has collected to date over $1.0 billion in cash from various insurance carriers related to the asbestos and silica settlements.

Item 9.01.   Financial Statements and Exhibits.

The exhibit listed below is filed herewith.

(c)   Exhibits.

10.1	Stockholder Agreement between Halliburton Company and the DII Industries, LLC Asbestos PI Trust, dated January 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALLIBURTON COMPANY

Date: January 25, 2005	By:	/s/ Margaret E. Carriere
Margaret E. Carriere
Vice President and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

10.1	Stockholder Agreement between Halliburton Company and the DII Industries, LLC Asbestos PI Trust, dated January 20, 2005.